Exhibit 99.1

FOR IMMEDIATE RELEASE:

Investor Relations:
Paul W. Taylor 303/293-5563

Guaranty Bancorp and Guaranty Bank & Trust Company Announce Executive Appointments

Paul W. Taylor, Chief Executive Officer and President, named Director of Guaranty Bancorp

Michael B. Hobbs named President of Guaranty Bank and Trust

DENVER, July 20, 2011 – Guaranty Bancorp (Nasdaq: GBNK) today announced that Paul W. Taylor has been appointed as a Director of Guaranty Bancorp. As previously announced in May, Mr. Taylor is the Chief Executive Officer and President of Guaranty Bancorp as well as Chairman of the Board and Chief Executive Officer for Guaranty Bank and Trust.

Guaranty Bank and Trust Company, a wholly owned subsidiary of Guaranty Bancorp and a Colorado community bank since 1955, also announced the appointment of Michael B. Hobbs as President. Mr. Hobbs has more than 20 years of financial services experience with over 15 years in the Colorado banking community. Mr. Hobbs’ primary responsibility will be to lead the lending activities across the Bank.

“I am pleased to welcome Michael to Guaranty Bank and Trust,” said Paul Taylor. “Michael is a respected financial professional with a deep understanding of the Colorado marketplace and extensive lending and business development experience. He brings a unique perspective on the banking industry with his time at a local investment banking firm, and Michael shares our dedication to being the premier community bank in the state of Colorado.”

Prior to joining Guaranty Bank and Trust, Mr. Hobbs served as Managing Director of Financial Institutions Group Investment Banking for St. Charles Capital. Mr. Hobbs also served as Regional President of KeyBank’s Rocky Mountain Region, comprised of Idaho, Utah, and Colorado. There, he was responsible for overall banking operations including its retail, commercial lending, wealth management and investments. He also served as President for KeyBank’s Colorado District, and as Executive Vice President of Commercial Banking for the Rocky Mountain and Southwest regions.

“I am thrilled to be joining Guaranty Bank and Trust,” said Mr. Hobbs. “Guaranty Bank has all the resources, capabilities and geographic locations to emerge as a leading community bank in the state of Colorado. During a time of market dislocation, Guaranty Bank offers not only financial strength and stability but also local decision making to help businesses reach their financial goals.”

Mr. Hobbs earned a bachelor’s degree in Marketing and an MBA with honors in Finance from Texas Christian University. He currently serves on Texas Christian University’s Chancellor’s Advisory Council. Active in the community, Mr. Hobbs has also served on the boards of the Denver Metro Chamber of Commerce, the Colorado I Have a Dream Foundation and Junior Achievement.

About Guaranty Bancorp

Guaranty Bancorp is a bank holding company that operates 34 branches in Colorado through a single bank, Guaranty Bank and Trust Company. The bank provides banking and other financial services including real estate, construction, commercial and industrial, energy, consumer and agricultural loans throughout its targeted Colorado markets to consumers and small to medium-sized businesses, including the owners and employees of those businesses. The bank also provides trust services, including personal trust administration, estate settlement, investment management accounts and self-directed IRAs. More information about Guaranty Bancorp can be found at www.gbnk.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following: failure to maintain adequate levels of capital and liquidity to support Company’s operations; the effect of the regulatory written agreement the Company and its bank subsidiary have entered into and potential future supervisory action against the Company or its bank subsidiary; general economic and business conditions in those areas in which the Company operates; demographic changes; competition; fluctuations in interest rates; continued ability to attract and employ qualified personnel; ability to receive regulatory approval for our bank subsidiary to declare dividends to the Company; adequacy of our allowance for loan losses, changes in credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; changes in governmental legislation or regulation, including, but not limited to, any increase in FDIC insurance premiums; changes in accounting policies and practices; changes in the deferred tax asset valuation allowance; changes in business strategy or development plans; changes in the securities markets; changes in consumer spending, borrowing and savings habits; the availability of capital from private or government sources; competition for loans and deposits and failure to attract or retain loans and deposits; changes in the financial performance and/or condition of our borrowers and the ability of our borrowers to perform under the terms of their loans and other terms of credit agreements; political instability, acts of war or terrorism and natural disasters; and additional “Risk Factors” referenced in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as supplemented from time to time.  When relying on forward-looking statements to make decisions with respect to the Company, investors and others are cautioned to consider these and other risks and uncertainties.  The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made.  The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Contact Information

Paul W. Taylor

CEO and President

Guaranty Bancorp

1331 Seventeenth Street, Suite 345

Denver, CO 80202

303/293-5563

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